As filed with the Securities and Exchange Commission on January 26, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GEOVAX LABS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	87-0455038
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1900 Lake Park Drive, Suite 380
Smyrna, Georgia 30080

Tel: (678) 384-7220

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David A. Dodd

President & Chief Executive Officer

GeoVax Labs, Inc.

1900 Lake Park Drive, Suite 380
Smyrna, Georgia 30080
Tel:  (678) 384-7220

(Name, address and telephone number of agent for service)

Copies to:

 T. Clark Fitzgerald III
Womble Bond Dickinson (US) LLP

271 17th Street NW, Suite 2400
Atlanta, Georgia 30363

Tel: (404) 879-2455

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☑

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (2)	Amount of registration fee
Primary Offering
Common Stock, $0.001 par value (3)
Preferred Stock, $0.01 par value (3)
Warrants (3)
Units (3)
Total Primary Offering of Securities			$100,000,000	$ 10,910 (4)
Secondary Offering by Selling Securityholders
Common Stock, $0.001 par value (5)	303,668	$4.76 (6)	$1,445,460	$157.70
Total				$10,087.33(7)

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)

Such indeterminate number or amount of common stock, preferred stock, warrants and units to purchase any combination of the foregoing securities, as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $100,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The securities registered also include such indeterminate amounts and numbers of shares of common stock as may be issued upon exercise of warrants or pursuant to anti-dilution provisions of any such securities. The securities registered also include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of common shares that may become issuable as a result of any stock split, stock dividends or similar event.

(3)

Subject to footnote (1), and pursuant to Rule 457(o) under the Securities Act there is being registered hereunder such indeterminate amount of common stock, preferred stock, warrants, and units as may from time to time be issued by the registrant at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

(5)	Represents shares of common stock that may be sold pursuant to this registration statement by the selling securityholders described herein.

(6)

Pursuant to Rule 457(c), the proposed maximum aggregate offering price and registration fee for the secondary offering are computed based on the average of the high and low prices reported for the registrant’s common stock traded on the Nasdaq Capital Market on January 21, 2021.

(7)	Pursuant to Rule 457(p) under the Securities Act, the registrant is carrying forward to this registration statement $7,552,920 in aggregate offering price of securities that were previously registered on registration statement no. 333-239958 of the registrant, initially filed on July 20, 2020, and registration fees of $980.37 that were previously paid in connection with those securities pursuant to Rule 457(o). Accordingly, the additional fees due are $10,087.33, representing the total fees of $11,067.70, less the $980.37 previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and any selling stockholders may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 26, 2021

PROSPECTUS

$101,445,460

GEOVAX LABS, INC.

Common Stock

Preferred Stock

Warrants

Units

We may, from time to time, offer and sell common stock, preferred stock, or warrants, either separately or in units, in one or more offerings. The preferred stock and warrants may be convertible into or exercisable or exchangeable for common or preferred stock. Selling stockholders may sell common stock. We will specify in the accompanying prospectus supplement more specific information about any such offering. The aggregate initial offering price of all securities sold under this prospectus will not exceed $100,000,000, including the U.S. dollar equivalent if the public offering of any such securities is denominated in one or more foreign currencies, foreign currency units or composite currencies.

We and any selling stockholders may offer these securities independently or together in any combination for sale directly to investors or through underwriters, dealers or agents. We will set forth the names of any underwriters, dealers or agents and their compensation in the accompanying prospectus supplement.

This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

Our common stock is presently traded on the Nasdaq Capital Market under the symbol “GOVX.” On January 25, 2021, the last reported sale price for our common stock was $5.11 per share. As of January 25, 2021, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $23,622,000, which was calculated based on 4,122,461 shares of outstanding common stock held by non-affiliates, at a price per share of $5.73, the closing price of our common stock on December 9, 2020, the highest closing price of the Company's common stock on the Nasdaq Capital Market during the preceding sixty (60) day trading period. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a public primary offering with a value exceeding more than one-third (1/3) of the aggregate market value of our common stock held by non-affiliates in any twelve (12)-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75,000,000. During the twelve (12) calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page and other information included or incorporated by reference in this prospectus and any prospectus supplement for a discussion of factors you should carefully consider before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Subject to completion, the date of this prospectus is January 26, 2021.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1
CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	3
Risk Factors	7
USE OF PROCEEDS	7
DESCRIPTION OF SECURITIES	7
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	14
THE SECURITIES WE MAY OFFER	14
DILUTION	17
PLAN OF DISTRIBUTION	19
LEGAL MATTERS	21
EXPERTS	22
INTERESTS OF NAMED EXPERTS AND COUNSEL	22
WHERE YOU CAN FIND MORE INFORMATION	22
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	22

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

 ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, issue and sell any combination of preferred stock, common stock or warrants, either separately or in units, in one or more offerings with a maximum aggregate offering price of $100,000,000, including the U.S. dollar equivalent if the public offering of any such securities is denominated in one or more foreign currencies, foreign currency units or composite currencies. Common stock may also be sold by selling stockholders.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. This prospectus or any applicable supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or any applicable supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered, or securities are sold, on a later date.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

 Some of the statements in this prospectus and in the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our ability to control or predict and that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these identifying words. Our forward-looking statements may include, among other things, statements about:

●	our ability to continue as a going concern and our history of losses;

●	our ability to obtain additional financing;

●	our use of the net proceeds from this offering;

●	our ability to prosecute, maintain or enforce our intellectual property rights;

●	the accuracy of our estimates regarding expenses, future revenues and capital requirements;

●	the implementation of our business model and strategic plans for our business and technology;

●	the successful development and regulatory approval of our technologies and products;

●	the potential markets for our products and our ability to serve those markets;

●	the rate and degree of market acceptance of our products and any future products;

●	our ability to retain key management personnel; and

●	regulatory developments and our compliance with applicable laws.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Actual events or results may differ materially. Readers are cautioned not to place undue reliance on forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements.

You should read the risk factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

 PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference. This summary does not contain all of the information you should consider before buying shares of our common stock, preferred stock, warrants, or units or any combination of these securities. You should read the entire prospectus carefully, especially the risks of investing in our securities that we describe under “Risk Factors” and our consolidated financial statements appearing in our annual and periodic reports incorporated in this prospectus by reference, before deciding to invest in our securities. References in this prospectus to “we,” “us,” “our,” “GeoVax,” and “Company” refer to GeoVax Labs, Inc. and its subsidiaries. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

Company Overview

GeoVax Labs, Inc. (“GeoVax” or the “Company”) is a clinical-stage biotechnology company developing immunotherapies and vaccines against infectious diseases and cancers using a novel vector vaccine platform (Modified Vaccinia Ankara-Virus Like Particle or “GV-MVA-VLP™”).

In January 2020, we announced the start of our program to develop a vaccine for prevention of novel coronavirus (COVID-19) infection. That effort has resulted in four COVID-19 vaccine candidates. Three COVID-19 vaccine candidates have been designed and constructed and one lead candidate has entered animal challenge testing.

Our other current development programs include preventive and therapeutic vaccines against Human Immunodeficiency Virus (HIV); preventive vaccines against hemorrhagic fever viruses (Ebola, Sudan, Marburg, and Lassa fever), Zika virus and malaria; and immunotherapies for solid tumor cancers.

For our infectious disease vaccines, our recombinant MVA vector expresses target proteins on highly immunogenic virus-like particles (“VLPs”) in the person being vaccinated, with the intended result of producing durable immune responses with the safety characteristics of the replication deficient MVA vector and cost-effective manufacturing.

In cancer immunotherapy, we believe that stimulating the immune system to treat or prevent cancers is a compelling concept and that the opportunity for immune-activating technologies is promising, especially in light of advancements such as checkpoint inhibitors leading the way in oncology. Despite drug approvals in limited indications and promising results in clinical trials, there remains a significant need and opportunity for further advancements. We believe our GV-MVA-VLP™ platform is well-suited for delivery of tumor-associated antigens and we plan to pursue development of our platform in this space.

Our most advanced vaccine program is focused on prevention of the clade B subtype of HIV prevalent in the regions of the Americas, Western Europe, Japan and Australia; our HIV vaccine candidate, GOVX-B11, will be included in an upcoming clinical trial (HVTN 132) managed by the HIV Vaccine Clinical Trials Network (HVTN) with support from the National Institute of Allergy and Infectious Diseases (NIAID) of the National Institutes of Health (NIH), which we expect will begin in 2021. Additionally, during August 2020 a consortium led by researchers at the University of California, San Francisco (UCSF) began a clinical trial using our vaccine as part of a combinational therapy to induce remission in HIV-positive individuals. Through the efforts of our collaborator, American Gene Technologies International, Inc. (AGT), we expect that our HIV vaccine will also enter clinical trials during 2021 in combination with AGT’s gene therapy technology to seek a functional cure for HIV.

Our other vaccine and immunotherapy programs are at various other stages of development as described below.

Recent Developments

On January 11, 2021, we announced today that the National Institute of Allergy and Infectious Diseases (NIAID), part of the National Institutes of Health (NIH), had awarded the Company a Small Business Innovative Research (SBIR) grant in support of its development of a vaccine against SARS-CoV-2, the virus that causes COVID-19.

The Phase 1 grant, titled, “Preclinical Development of GV-MVA-VLP Vaccines Against COVID-19,” will support the ongoing design, construction and preclinical testing of GeoVax’s vaccine candidates in preparation for human clinical trials. The efficacy testing will be performed in collaboration with the University of Texas Medical Branch (UTMB).

Our Differentiated Vaccine and Immunotherapy Platform

Vaccines typically contain agents (antigens) that resemble disease-causing microorganisms. Traditional vaccines are often made from weakened or killed forms of the virus or from its surface proteins. Many newer vaccines use recombinant DNA (deoxyribonucleic acid) technology to generate vaccine antigens in bacteria or cultured cells from specific portions of the DNA sequence of the target pathogen. The generated antigens are then purified and formulated for use in a vaccine. We believe the most successful of these purified antigens have been non-infectious virus-like particles (VLPs) as exemplified by vaccines for hepatitis B (Merck's Recombivax® and GSK's Engerix®) and Papilloma viruses (GSK's Cervarix®, and Merck's Gardasil®). Our approach uses recombinant DNA and/or recombinant MVA to produce VLPs in the person being vaccinated (in vivo) reducing complexity and costs of manufacturing. In human clinical trials of our HIV vaccines, we believe we have demonstrated that our VLPs, expressed from within the cells of the person being vaccinated, can be safe, yet elicit both strong and durable humoral and cellular immune response.

VLPs can cause the body's immune system to recognize and kill targeted viruses to prevent an infection. VLPs can also train the immune system to recognize and kill virus-infected cells to control infection and reduce the length and severity of disease. One of the biggest challenges with VLP-based vaccines is to design the vaccines in such a way that the VLPs will be recognized by the immune system in the same way as the authentic virus would be. We design our vaccines such that, when VLPs for enveloped viruses like HIV, Ebola, Marburg or Lassa fever are produced in vivo (in the cells of the recipient), they include not only the protein antigens, but also an envelope consisting of membranes from the vaccinated individual's cells. In this way, they are highly similar to the virus generated in a person's body during a natural infection. VLPs produced in vitro (in a pharmaceutical plant), by contrast, have no envelope; or, envelopes from the cultured cells (typically hamster or insect cells) used to produce them. We believe our technology therefore provides distinct advantages by producing VLPs that more closely resemble the authentic viruses. We believe this feature of our immunogens allows the body's immune system to more readily recognize the virus. By producing VLPs in vivo, we believe we also avoid potential purification issues associated with in vitro production of VLPs.

Examples of VLPs

Ebola Virus VLPs	HIV VLPs

Figure 1. Electron micrographs showing examples of VLPs produced by GeoVax vaccines in human cells. Note that the Ebola virus VLPs on the left self-assemble into the rod-like shape of the actual Ebola virus, while the HIV VLPs shown on the right take on the spherical shape of the actual HIV virus. While below the resolution of these micrographs, both types of VLPs display what we believe to be the native form of their respective viral envelope glycoproteins which we believe is key to generating an effective immune humoral response.

Strategy

Our corporate strategy is to advance, protect and exploit our differentiated vaccine/immunotherapy platform leading to the successful development of preventive and therapeutic vaccines against infectious diseases and various cancers. With our design and development capabilities, we are progressing and validating an array of cancer and infectious disease immunotherapy and vaccine product candidates. Our goal is to advance products through to human clinical testing, and to seek partnership or licensing arrangements for achieving regulatory approval and commercialization. We also leverage third party resources through collaborations and partnerships for preclinical and clinical testing with multiple government, academic and corporate entities.

We selected MVA for use as the live viral component of our vaccines because of its well-established safety record and because of the ability of this vector to carry sufficient viral sequences to produce VLPs. MVA was originally developed as a safer smallpox vaccine for use in immune-compromised individuals. It was developed by attenuating the standard smallpox vaccine by passaging it (over 500 passages) in chicken embryos or chicken embryo fibroblasts, resulting in a virus with limited ability to replicate in human cells (thus safe) but with high replication capability in avian cells (thus cost effective for manufacturing). The deletions also resulted in the loss of immune evasion genes which assist the spread of wild type smallpox infections, even in the presence of human immune responses.

Our Product Development Pipeline

The table below summarizes the status of our product development programs as of the date of this prospectus.

Product Area / Indication	Stage of Development	Collaborators / Sponsors
Cancer
HPV-related cancers	Preclinical	Emory, Virometix
MUC1-expressing tumors	Preclinical completed	Univ. of Pittsburgh, ViaMune
Cyclin B1-expressing tumors	Preclinical
Checkpoint inhibitors	Preclinical	Leidos
Infectious Diseases
HIV (preventive)	Phase 2a completed	NIH, HVTN, Emory
HIV (immunotherapy)	Phase 1	AGT, UCSF
Zika	Preclinical completed	NIH, CDC
Malaria	Preclinical	Leidos, Burnet Institute
Ebola, Marburg, Sudan	Preclinical completed	NIH, USAMRIID, UTMB
Lassa Fever	Preclinical	NIH, DoD, Scripps, IHV, UTMB, USNRL, Geneva Foundation
Coronavirus (COVID-19)	Preclinical	UTMB

We are seeking to develop a broad product pipeline based on our GV-MVA-VLP™ platform and have been pleased with the results, particularly considering the challenges we faced prior to September 2020 in obtaining sufficient capital and the related relatively small number of scientifically skilled employees we employ. These constraints have made it necessary to set priorities as to our primary focuses, and those will change as opportunities, resources, and other circumstances dictate. During 2019, for example, in addition to working with our collaborators/sponsors, we chose to focus a portion of our management time and budget in the area of immuno-oncology. More recently, the emergence of novel coronavirus (COVID-19) led us to decide to devote our management time and resources, and our platform, to address this epidemic. At times, some of our development programs are paused as we shift our focus due to our limited resources.

Principal Risks

Any investment in our securities involves a high degree of risk. You should consider carefully the risks described below, and the more detailed information at “Risk Factors” on page 8, together with all of the other information contained in or incorporated by reference into this prospectus and the applicable prospectus supplement, before you decide whether to purchase our securities:

●	We have a history of operating losses, and we expect losses to continue for the foreseeable future;
●	Our business will require continued funding. If we do not receive adequate funding, we will not be able to continue our operations;
●	Our products are still being developed, are unproven, and may not be successful;
●	We depend upon key personnel who may terminate their employment with us at any time. If we were to lose the services of any of these individuals, our business and operations may be adversely affected;
●	Regulatory and legal uncertainties could result in significant costs or otherwise harm our business;
●

We face intense competition and rapid technological change that could result in products that are superior to the products we are developing; and our product candidates are based on new medical technology and, consequently, are inherently risky;

●	Concerns about the safety and efficacy of our products could limit our future success;
●	We may experience delays in our clinical trials that could adversely affect our financial results and our commercial prospects;
●	Failure to obtain timely regulatory approvals required to exploit the commercial potential of our products could increase our future development costs or impair our future sales;
●

Changes in healthcare law and implementing regulations, as well as changes in healthcare policy, may impact our business in ways that we cannot currently predict, and may have a significant adverse effect on our business and results of operations;

●	We could lose our license rights to our important intellectual property if we do not fulfill our contractual obligations to our licensors;
●	Other parties may claim that we infringe their intellectual property or proprietary rights, which could cause us to incur significant expenses or prevent us from selling products;
●	The market price of our common stock is highly volatile;
●	Our common stock does not have a vigorous trading market and investors may not be able to sell their securities when desired; and
●	We will need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

Corporate Information

We are incorporated under the laws of the State of Delaware. Our principal corporate offices are located at 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080 (metropolitan Atlanta). Our telephone number is (678) 384-7220. The address of our website is www.geovax.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports, are available to you free of charge through the “Investors” section of our website as soon as reasonably practicable after such materials have been electronically filed with or furnished to the Securities and Exchange Commission (“SEC”). Information contained on our website does not form a part of this prospectus.

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

USE OF PROCEEDS

Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, research and development, financing of capital expenditures, and future acquisitions, collaborations, and strategic investment opportunities. Pending the application of net proceeds, we expect to invest the net proceeds in interest-bearing securities.

We will not receive any of the proceeds in the event the selling stockholders sell common stock.

DESCRIPTION OF SECURITIES

Capital Stock

The following description of our capital stock is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, as amended, including the certificates of designation, as amended, setting forth the terms of our Series B Preferred Stock. This summary is not intended to give full effect to provisions of statutory or common law. We urge you to review the following documents because they, and not this summary, define the rights of a holder of shares of common stock and Series B Preferred Stock:

•	the General Corporation Law of the State of Delaware, or the “DGCL”, as it may be amended from time to time;
•	our certificate of incorporation, as it may be amended or restated from time to time; and
•	our bylaws, as they may be amended or restated from time to time.

General

Our authorized capital stock currently consists of 610,000,000 shares, which are divided into two classes consisting of 600,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

As of January 25, 2021, there were 4,395,458 shares of common stock outstanding and 100 shares of Series B Convertible Preferred Stock outstanding (convertible into a de minimis number of shares of common stock). As of January 25, 2021, there were outstanding warrants to purchase:

●	2,143,300 shares at an exercise price of $5.00 per share issued in our underwritten public offering in September 2020 (the “September Warrants”);

●	128,000 shares at an exercise price of $5.50 per share granted to the underwriters who underwrote our September 2020 public offering (“Underwriters Warrants”);

●	300,001 shares at an exercise price of $5.00 per share that were granted to certain Management Creditors in September 2020 (“Management Creditors Warrants”);

●	120,000 shares at an exercise price of $5.00 per share issued to investors who provided us with bridge financing in June 2020 (“June 2020 Warrants”);

●

303,668 shares at an exercise price of $5.00 per share issued to investors who provided us with bridge financing in June 2020 in connection with the conversion of such bridge financing into our equity securities (“Debenture Conversion Warrants”); and

Certain provisions of the September Warrants, Underwriter Warrants, Management Creditors Warrants, June 2020 Warrants, and Debenture Conversion Warrants (collectively, the “Warrants”) are set forth below but are only a summary and are qualified in their entirety by the relevant provisions of the form of such Warrant, each of which are filed as exhibits to the registration statement of which this prospectus is a part.

An additional 980,000 shares of our common stock are reserved for issuance under our 2020 Stock Incentive Plan. The issuance of 750,000 of those shares is contingent upon receipt of stockholder approval of their inclusion in the 2020 Stock Incentive Plan. On December 2, 2020, we granted options to purchase 602,000 shares under the plan at an exercise price of $2.79 per share. Of those, 536,000 are contingent upon receipt of stockholder approval. The options contingent upon stockholder approval include options granted to Mr. Dodd, our President and Chief Executive Officer (273,000 shares), Mr. Reynolds, our Chief Financial Officer (128,000 shares), and Dr. Newman, our Chief Scientific Officer (35,000 shares), as well our four non-employee directors (25,000 shares each).

Common Stock

Our common Stock is listed and traded on the Nasdaq Capital Market under the symbol “GOVX.” Holders of our common stock are entitled to one vote for each share held in the election of directors and in all other matters to be voted on by the stockholders. There is no cumulative voting in the election of directors. Holders of common stock are entitled to receive dividends as may be declared from time to time by our Board of Directors out of funds legally available therefor, and subject to the rights of holders of our Series B Preferred Stock. In the event of liquidation, dissolution or winding up of the Company, holders of common stock are to share in all assets remaining after the payment of liabilities, and satisfaction of the liquidation preference of our outstanding Series B Preferred Stock. Holders of common stock have no pre-emptive or conversion rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. The rights of the holders of the common stock are subject to any rights that may be fixed in the future for holders of preferred stock. All of the outstanding shares of common stock are fully paid and non-assessable.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219, telephone (718) 921-8200.

The September Warrants

Overview. The September 2020 warrants are listed and traded on the Nasdaq Capital Market under the symbol “GOVXW”.

The September Warrants were issued in September 2020 pursuant to a Warrant Agent Agreement dated as of September 24, 2020 (the “Warrant Agent Agreement”), between us and American Stock Transfer & Trust Company, LLC, as the warrant agent (the “Warrant Agent”). Certain provisions of the September Warrants are set forth herein but are only a summary and are qualified in their entirety by the relevant provisions of the Warrant Agent Agreement which is filed as an exhibit to the registration statement of which this prospectus is a part.

The September Warrants entitle the registered holder to purchase one share of our common stock at a price equal to $5.00 per share subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five years from the date of issuance on September 29, 2020.

Exercisability. The September Warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance. The September Warrants may be exercised by delivering a duly executed exercise notice on or prior to the expiration date at the offices of the Warrant Agent, accompanied by full payment of the exercise price, by certified or official bank check payable to the Warrant Agent, for the number of warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the related registration statement and current prospectus relating to common stock issuable upon exercise of the September Warrants until the expiration of the warrants. If we fail to maintain the effectiveness of the registration statement and current released prospectus relating to the common stock issuable upon exercise of the September Warrants, the holders shall have the right to exercise them solely via a cashless exercise feature provided for in the September Warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder may not exercise any portion of a September Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the warrant, except that upon at least 61 days’ prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the September Warrants is $5.00 per share. The exercise price is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. However, the September Warrants will not be adjusted for issuances of common stock at prices below its exercise price.

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the September Warrants. If, upon exercise of the September Warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price. If multiple September Warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, the September Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. Our September Warrants are listed on The Nasdaq Capital Market under the symbol “GOVXW.”

Warrant Agent; Global Certificate. The September Warrants were issued in registered form under the Warrant Agent Agreement. The September Warrants are represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the September Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, upon any subsequent exercise of the September Warrants, the holders will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the September Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The holders of September Warrants do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the September Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The September Warrants and the Warrant Agent Agreement are governed by New York law.

The Underwriters Warrants

The underwriters who conducted our public offering in September 2020 received warrants granted to them to purchase 128,000 shares of common (equal to five percent (5%) of the total number of shares of common stock sold in that offering) at an exercise price equal to $5.50 (110% of the public offering price in that offering), as a portion of the underwriting compensation payable to the Representative in connection with this offering. The Underwriters Warrants will be non-exercisable until March 29, 2021 and will expire three years thereafter.

The Management Creditors Warrants

On September 29, 2020, concurrently with the closing of our public offering, we issued warrants to purchase 300,001 shares of common stock to our Management Creditors on terms which are substantially the same as the September Warrants.

June 2020 Warrants

The June 2020 Warrants were issued, together with convertible debentures, pursuant to a Securities Purchase Agreement dated June 26, 2020, which provided the Company with bridge financing. The June 2020 Warrants are five-year warrants to purchase 120,000 shares of the Company’s common stock at an exercise price of $5.00 per share, subject to adjustment.

The June 2020 Warrants were exercisable immediately and expire on June 26, 2025. The June 2020 Warrants may be called by us if our common stock trades at $25.00 for ten straight trading days, subject to certain conditions.

The June 2020 Warrants contain anti-dilution and price adjustment provisions, which may, under certain circumstances, reduce the exercise price on several future dates, but the number of shares subject to the June 2020 Warrants will not change. There is a provision which reduces the exercise price to match if we sell or grant certain options to purchase, including rights to reprice, our Common Stock or Common Stock Equivalents (as defined) at a price lower than the exercise price of the warrants, or if we announce plans to do so.

Upon exercise of the warrants, the warrant holders will be entitled to receive any securities or rights to acquire securities or property granted or issued by us pro rata to the holders of our common stock to the same extent as if such holders had then exercised the warrants. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the warrant holders will be entitled to receive, upon exercise of their warrants, any securities or other consideration received by the holders of common stock pursuant to the fundamental transaction. Under certain circumstances, after a fundamental transaction, holders may be entitled to receive a cash payment equal to the value of the warrants, computed as provided in those warrants. Any successor to us or surviving entity shall assume the obligations under the warrants.

The warrant holders must surrender payment in cash of the aggregate exercise price of the shares being acquired upon exercise of the warrant. If there is no effective registration statement registering, there are insufficient authorized shares of our common stock available, or there is no current prospectus available for the resale of the shares issuable upon exercise of the warrant, then the warrant may be exercised on a “net” or “cashless” basis. No fractional shares of common stock will be issued in connection with the exercise of the warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

The June 2020 Warrants contain conversion limitations providing that a holder thereof may not convert the warrant to the extent (but only to the extent) that, if after giving effect to such conversion, the holder or any of its affiliates would beneficially own in excess of 4.99% of the outstanding shares of our common stock immediately after giving effect to such conversion or exercise. A holder may increase or decrease its beneficial ownership limitation upon notice to the Company provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice.

The Debenture Conversion Warrants

On September 29, 2020, concurrently with the closing of our public offering, we issued warrants to purchase 303,668 shares of common stock to the investors who provided us with bridge financing in June 2020 on terms which are substantially the same as the September Warrants.

Series B Convertible Preferred Stock

We were authorized to issue up to 1,650 shares of our Series B Preferred Stock, which we refer to as the “Series B Preferred Stock.” As of January 25, 2021, 100 shares of our Series B Preferred Stock, $0.01 par value, were outstanding.

The Series B Preferred Stock is convertible at the option of the holder at any time into shares of common stock at a conversion ratio determined by dividing the $1,000 stated value of the Series B Preferred Stock by a conversion price of $7,000,000 per share. As of January 25, 2021, the number shares of our common stock issuable upon conversion of the 100 outstanding shares of Series B Preferred Stock is de minimis. The conversion price of the Series B Preferred Stock is subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders.

Subject to limited exceptions, a holder of the Series B Preferred Stock will not have the right to convert any portion of its Series B Preferred Stock if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

The holders of Series B Preferred Stock are entitled to receive any securities or rights to acquire securities or property granted or issued by us pro rata to the holders of our common stock to the same extent as if such holders had converted all of their shares of Series B Preferred Stock. No distribution may be made on the common stock so long as any dividend due on the Series B Preferred Stock remains unpaid. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the holders of Series B Preferred Stock will be entitled to receive, upon conversion of their shares, any securities or other consideration received by the holders of our common stock pursuant to the fundamental transaction.

Except as required by law, holders of the Series B Preferred Stock are not entitled to voting rights; provided, however, that the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock is required to take certain actions that may alter or change adversely the rights or preferences of the holders of Series B Preferred Stock, increase the number of shares of Series B Preferred Stock, or authorize a new class ranking senior or pari passu to the Series B Preferred Stock. The Series B Preferred Stock has a liquidation preference equal to $1,000 per share.

The securities purchase agreement and related registration rights agreement, as well as the certificate of designation authorizing the Series B Preferred Stock include certain other agreements and covenants for the benefit of the holders of the Series B Preferred Stock, including several restrictions that have now expired, and a requirement to use our best efforts to maintain the listing or trading of our common stock on one or more specified United States securities exchanges or regulated quotation services.

Once shares of Series B Preferred Stock have been converted, those shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B Preferred Stock.

Undesignated Preferred Stock

Subject to the restrictions set forth in the certificate of designation for our Series B Preferred Stock, as of January 25, 2021, our Board of Directors has the authority to issue up to 9,999,900 additional shares of preferred stock in one or more series and fix the number of shares constituting any such series, the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights, dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the stockholders. For example, the Board of Directors is authorized to issue preferred stock that would have the right to vote, separately or with any other stockholder of preferred stock, on any proposed amendment to our certificate of incorporation, or on any other proposed corporate action, including business combinations and other transactions.

We will not offer preferred stock unless the offering is approved by a majority of our independent directors. The independent directors will have access, at our expense, to our counsel or independent counsel.

 Delaware Anti-Takeover Law

We have elected not to be subject to certain provisions of Delaware law that could make it more difficult to acquire us by means of a tender offer, a proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors.

In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	the transaction is approved by the corporation’s board of directors prior to the date the interested stockholder obtained interested stockholder status;
•

upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns or within three years, did own, 15% or more of a corporation’s voting stock.

Section 203 applies to Delaware corporations that have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders; provided, however, the restrictions of this statute will not apply to a corporation if:

•	the corporation’s original charter contains a provision expressly electing not to be governed by the statute;
•	the corporation’s board of directors adopts an amendment to the corporation’s bylaws within 90 days of the effective date of the statute expressly electing not to be governed by it;
•

the stockholders of the corporation adopt an amendment to its charter or bylaws expressly electing not to be governed by the statute (so long as such amendment is approved by the affirmative vote of a majority of the shares entitled to vote);

•

a stockholder becomes an interested stockholder inadvertently and as soon as practicable divests himself of ownership of a sufficient number of shares so that he ceases to be an interested stockholder, and during the three year period immediately prior to a business combination, would not have been an interested stockholder but for the inadvertent acquisition;

•

the business combination is proposed prior to the consummation or abandonment of a merger or consolidation, a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of the corporation or a proposed tender or exchange offer for 50% or more of the outstanding voting shares of the corporation; or

•	the business combination is with an interested stockholder who became an interested stockholder at a time when the restrictions contained in the statutes did not apply.

Our certificate of incorporation includes a provision electing not to be governed by Section 203 of the DCGL. Accordingly, our board of directors does not have the power to reject certain business combinations with interested stockholders based on Section 203 of the DCGL.

Indemnification

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request in such a capacity for another entity against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement), actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Our bylaws provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Our bylaws also provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Under our bylaws, expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as we deem appropriate.

The indemnification and advancement of expenses provided by our bylaws is not exclusive, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Our bylaws also provide that we may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under our bylaws. The Company maintains an insurance policy providing for indemnification of its officers, directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

In October 2006, GeoVax and our subsidiary, GeoVax, Inc. entered into indemnification agreements with Messrs. McNally, Reynolds, Kollintzas and Spencer. Pursuant to these agreements, we have agreed to hold harmless and indemnify these directors and officers to the full extent authorized or permitted by applicable Illinois and Georgia law against certain expenses and other liabilities actually and reasonably incurred by these individuals in connection with certain proceedings if they acted in a manner they believed in good faith to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that such conduct was unlawful. The agreements also provide for the advancement of expenses to these individuals subject to specified conditions. Under these agreements, we will not indemnify these individuals for expenses or other amounts for which applicable Illinois and Georgia law prohibit indemnification. The obligations under these agreements continue during the period in which these individuals are our directors or officers and continue thereafter so long as these individuals shall be subject to any proceeding by reason of their service to the Company, whether or not they are serving in any such capacity at the time the liability or expense incurred for which indemnification can be provided under the agreements.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event that a claims for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

THE SECURITIES WE MAY OFFER

Common Stock

The Common Stock we may offer is described above in “Description of Securities-Capital Stock – Common Stock”.

Preferred Stock

This section describes the general terms of our preferred stock to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any preferred stock to be offered by us in greater detail and may provide information that is different from terms described in this prospectus. A copy of our certificate of incorporation, as amended, and of our bylaws, are exhibits to the registration statement of which this prospectus forms a part. See “Description of Securities – Capital Stock - Undesignated Preferred Stocks” for additional information. A certificate of designation or amendment to our certificate of incorporation, as amended, will specify the terms of the preferred stock being offered, and will be filed or incorporated by reference as an exhibit to the registration statement before the preferred stock is issued. The following description of our preferred stock, and any description of the preferred stock in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, Delaware law and the actual terms and provisions contained in our certificate of incorporation and our bylaws, each as amended from time to time.

Under our certificate of incorporation, as amended, our board of directors is authorized, without action by the stockholders, to issue preferred stock from time to time with such dividend, liquidation, conversion, voting, redemption, sinking fund and other rights and restrictions as it may determine. All shares of any one series of our preferred stock will be identical, except that shares of any one series issued at different times may differ as to the dates from which dividends may be cumulative, as described in the applicable prospectus supplement.

Unless provided in a prospectus supplement, the shares of our preferred stock to be issued will have no preemptive rights. Any prospectus supplement offering our preferred stock will furnish the following information with respect to the preferred stock offered by that prospectus supplement:

●	the distinctive designation of each series and the number of shares that will constitute the series;

●	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

●

the dividend rate, if any, on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

●	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

●	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

●	any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

●

the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

If our Board of Directors decides to issue any shares of preferred stock, that issuance may discourage or make more difficult a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of our securities, or the removal of incumbent management, even if these events were favorable to the interests of stockholders. Our Board of Directors, without stockholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences that may adversely affect the holders of our other equity or debt securities.

The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement. All preferred stock offered, when issued, will be fully paid and nonassessable.  Any material United States federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

Warrants

We may issue warrants for the purchase of preferred stock, common stock, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, terms and number of shares of preferred stock or common stock purchasable upon exercise of the warrants;

●	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

●	the date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable;

●	the price at which each share of preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	a discussion of certain U.S. federal income tax considerations; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Units

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common or preferred stock, and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

We may issue units consisting of one or more shares of common stock or preferred stock, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

Additionally, we will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and the securities included in the units;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units;

●	the date, if any, on and after which the securities included in the units may be transferable separately;

●	whether we will apply to have the units traded on a securities exchange or securities quotation system;

●	any material United States federal income tax consequences; and

●	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

SELLING STOCKHOLDERS

Each of the selling stockholders was granted registration rights in connection with private offerings conducted by the Company and elected to include the resale of such shares herein. The common stock to be sold by the selling stockholders, including the shares of common stock issuable upon exercise of warrants acquired by the selling stockholders on September 29, 2020 upon conversion of securities issued to them in the bridge financing on June 26, 2020.

The table below, which was prepared based on information supplied to us by the selling stockholders, sets forth information regarding the beneficial ownership of outstanding shares of our common stock owned by the selling stockholders and the shares that they may sell or otherwise dispose of from time to time under this prospectus. Each of the selling stockholders, or their respective transferees, donees or their successors, may resell, from time to time, all, some or none of the shares of our common stock covered by this prospectus, as provided in this prospectus under the section entitled “Plan of Distribution” and in any applicable prospectus supplement. However, we do not know when, in what amount, or at what specific prices the selling stockholders may offer their shares for sale under this prospectus, if any.

The number of shares disclosed in the table below as “beneficially owned” are those beneficially owned as determined under the rules of the SEC. Such information is not necessarily indicative of ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of common stock underlying options or warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days of January 25, 2021 are included, subject to the “Maximum Percentage” limitation described in footnote 1 to the table below. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other unaffiliated selling stockholder. Each selling stockholder’s percentage of ownership in the following table is based upon 4,395,458 shares of our common stock outstanding as of January 25, 2021.

Except as otherwise indicated, the selling stockholders named in the following table have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by them. In addition, none of the selling stockholders has any family relationships with our officers, directors or controlling stockholders. Furthermore, no selling stockholder is a registered broker-dealer or an affiliate of a registered broker-dealer.

Information concerning any of the selling stockholders may change from time to time, and any changed information will be presented in a prospectus supplement as necessary. Please carefully read the footnotes located below the table in conjunction with the information presented in the table.

Selling Stockholder Name	Beneficial Ownership Prior to this Offering (1)		Shares that may be Offered and Sold Hereby	Beneficial Ownership After this Offering (5)	% Holding After Completion of this Offering
Cavalry Fund I LP (2)	211,834	(3)	151,834	60,000	1.3%
Cavalry Special Ops Fund, LLC	211,834	(4)	151,834	60,000	1.3%

______________________

(1)

Includes all shares beneficially owned by the selling stockholders as of January 25, 2021, except that the shares held by the selling stockholders are reported at the highest “Maximum Percentage” of 4.99% as described at footnote 2 below.

(2)

The number of shares in the “Shares that may be Offered and Sold Hereby” column above reflect all of the 151,834 shares issuable upon exercise of the Debenture Conversion Warrants for cash. The June 2020 Warrants and the Debenture Conversion Warrants contain conversion limitations providing that a holder thereof may not exercise them to the extent (but only to the extent) that, if after giving effect to such exercise, the holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the outstanding shares of common stock immediately after giving effect to such. To the extent the above limitation applies, the determination of whether a June 2020 Warrant or Debenture Conversion Warrant shall be exercisable (vis-à-vis other exercisable owned by the holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for exercise (as the case may be). Accordingly, the number of shares of common stock set forth in the table as being registered for a selling stockholder may exceed the number of shares of common stock that the selling stockholder could own beneficially at any given time through its ownership of the June 2020Warrants and Debenture Conversion Warrants.

(3)

Includes 60,000 shares of common stock, issuable upon exercise of June 2020 Warrants for cash, and 151,834 shares issuable upon exercise of Debenture Conversion Warrants for cash. Cavalry Fund I Management LLC shares voting and investment power with respect to these shares on behalf of this stockholder as well as Cavalry Special Ops Fund, LLC. As manager of Cavalry Fund I Management LLC, Thomas Walsh also shares voting and investment power on behalf of this stockholder. Each of Cavalry Fund I Management LLC and Thomas Walsh disclaim beneficial ownership over the securities covered by this prospectus except to the extent of their pecuniary interest therein.

(4)

Includes 60,000 shares of common stock, issuable upon exercise of June 2020 Warrants for cash, and 151,834 shares issuable upon exercise of Debenture Conversion Warrants for cash. Cavalry Fund I Management LLC shares voting and investment power with respect to these shares on behalf of this stockholder as well as Cavalry Fund I LP. As manager of Cavalry Fund I Management LLC, Thomas Walsh also shares voting and investment power on behalf of this stockholder. Each of Cavalry Fund I Management LLC and Thomas Walsh disclaim beneficial ownership over the securities covered by this prospectus except to the extent of their pecuniary interest therein.

(5)

The number of shares in the “Beneficial Ownership After This Offering” column above reflects 60,000 shares issuable upon exercise of June 2020 Warrants for cash, which are not included in this registration statement. These shares may also be sold pursuant to Rule 144.

PLAN OF DISTRIBUTION

We or any selling stockholder may sell the securities offered by this prospectus in the manner described below.

By the Company

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, directly to one or more purchasers, or through any combination of these methods. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters or dealers, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws

By Underwriters. If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time

By Dealers. If a dealer is utilized in the sale of any securities offered by this prospectus, we will sell those securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

Right of First Refusal and Certain Post-Offering Investments. Pursuant to the terms of the Underwriting Agreement dated September 24, 2020, between the Company, as issuer, and Maxim Group LLC and Joseph Gunnar & Co, LLC, as underwriters, we granted the underwriters a right of first refusal, for the eighteen month period ending March 29, 2022, to act as lead managing underwriter and book runner or minimally as co-lead manager and co-book runner and/or co-lead placement agent at each of the underwriter’s discretion, for each and every future public and private equity, equity-linked or debt (excluding commercial bank debt) offering, including all equity linked financings (each, a “Subject Transaction”), during such eighteen (18) month period, of the Company, or any successor to or subsidiary of the Company, but excluding the private placement fund-raising efforts of Immutak Oncology, Inc.  In the event that both underwriters exercise their respective right of first refusal as to the same public equity offering, the economic participation between Maxim Group and Joseph Gunnar for this right of first refusal shall be 80% to Maxim Group and 20% to Joseph Gunnar.

By Selling Stockholders

The selling stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has confirmed that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholder.

We intend to keep this prospectus effective until the earlier of (i) all of the securities have been sold pursuant to this prospectus, (ii) the securities shall have become eligible to be sold to the public by the stockholders pursuant to Rule 144 under the Securities Act without any limitations on volume or manner of sale, or (iii) subsequent disposition of the securities shall not require registration or qualification of them under the Securities Act or of any similar state law then in force. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and are informing the selling stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Womble Bond Dickinson (US) LLP.

EXPERTS

 Our consolidated financial statements as of and for our year ended December 31, 2019 incorporated by reference into this prospectus and elsewhere in the registration statement have been audited by Wipfli LLP, an independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

Our consolidated financial statements as of and for our year ended December 31, 2018 incorporated by reference into this prospectus and elsewhere in the registration statement have been audited by Porter Keadle Moore, LLC, an independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

INTERESTS OF NAMED EXPERTS AND COUNSEL

 No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of GeoVax.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document we file with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of the SEC’s website is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. In addition to the foregoing, we maintain a website at www.geovax.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available at www.geovax.com copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference the following in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 24, 2020, and Form 10-K/A filed April 28, 2020;

●

our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 5, 2020; our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed on August 10, 2020; and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed on November 5, 2020;

●

our Current Reports on Form 8-K filed on January 3, 2020, January 21, 2020, January 24, 2020, March 9, 2020, March 25, 2020, April 20, 2020, May 6, 2020, May 22, 2020, June 25, 2020, June 26, 2020, August 10, 2020, August 10, 2020, August 26, 2020, September 25, 2020, September 29, 2020, October 26, 2020, November 5, 2020, and November 30, 2020.

●	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on July 7, 2020 and the additional proxy material filed on July 28, 2020; and

●	our Registration Statement on Form 8-A as filed with the SEC on September 24, 2020.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement as well as all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: GeoVax Labs, Inc., 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080, telephone (678) 384-7220. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

Common Stock

Preferred Stock

Warrants

Units

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the offerings described in this registration statement. In addition to the costs and expenses set forth below, the registrant will pay any selling commissions and brokerage fees and any applicable taxes, fees and disbursements with respect to securities registered hereby sold by the registrant. All of the amounts shown are estimates, except for the SEC registration fee:

Amount to be Paid
SEC Registration Fee	$10,087
Accountants’ Fees and Expenses *	3,000
Legal Fees and Expenses *	10,000
Miscellaneous Fees (including Transfer Agent and Printing fees)*	5,000
Total	$28,087

* Estimated.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request in such a capacity for another entity against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement), actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Our bylaws provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Our bylaws also provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Under our bylaws, expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as we deem appropriate.

The indemnification and advancement of expenses provided by our bylaws is not exclusive, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Our bylaws also provide that we may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under our bylaws. The Company maintains an insurance policy providing for indemnification of its officers, directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

In October 2006, GeoVax and our subsidiary, GeoVax, Inc. entered into indemnification agreements with Messrs. McNally, Reynolds, Kollintzas and Spencer. Pursuant to these agreements, we have agreed to hold harmless and indemnify these directors and officers to the full extent authorized or permitted by applicable Illinois and Georgia law against certain expenses and other liabilities actually and reasonably incurred by these individuals in connection with certain proceedings if they acted in a manner they believed in good faith to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that such conduct was unlawful. The agreements also provide for the advancement of expenses to these individuals subject to specified conditions. Under these agreements, we will not indemnify these individuals for expenses or other amounts for which applicable Illinois and Georgia law prohibit indemnification. The obligations under these agreements continue during the period in which these individuals are our directors or officers and continue thereafter so long as these individuals shall be subject to any proceeding by reason of their service to the Company, whether or not they are serving in any such capacity at the time the liability or expense incurred for which indemnification can be provided under the agreements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

The following exhibits are being filed herewith:

Exhibit Number	Description
3.1	Certificate of Incorporation (1)
3.1.1	Certificate of Amendment to the Certificate of Incorporation of GeoVax Labs, Inc. filed April 13, 2010 (2)
3.1.2	Certificate of Amendment to the Certificate of Incorporation of GeoVax Labs, Inc. filed April 27, 2010 (3)
3.1.3	Certificate of Amendment to the Certificate of Incorporation of GeoVax Labs, Inc. filed August 2, 2013 (4)

3.1.4	Certificate of Amendment to the Certificate of Incorporation of GeoVax Labs, Inc. filed May 13, 2015 (6)
3.1.5	Certificate of Amendment to the Certificate of Incorporation of GeoVax Labs, Inc. filed June 14, 2016 (7)
3.1.6	Certificate of Amendment to the Certificate of Incorporation of GeoVax Labs, Inc. filed August 4, 2017 (8)
3.1.7	Certificate of Amendment to the Certificate of Incorporation of GeoVax Labs, Inc. filed April 30, 2019 (10)
3.1.8	Certificate of Amendment to the Certificate of Incorporation of GeoVax Labs, Inc. filed January 21, 2020 (11)
3.1.9	Certificate of Amendment to the Certification of Incorporation of GeoVax Labs, Inc. filed September 24, 2020 (16)
3.2	Bylaws (1)
4.1	Form of Stock Certificate representing the Company’s Common Stock, par value $0.001 per share (12)
4.1.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (5)
4.1.2	Form of Stock Certificate for the Series B Convertible Preferred Stock (5)
4.3	Form of Common Stock Purchase Warrant (14)
4.3.1	Form of Pre-funded Warrant (14)
4.3.2	Form of Pre-funded Warrant to be issued to holders of Convertible Debentures (13)
4.4	Form of Representative’s Warrant Agreement (13)
4.5	Form of Warrant Agent Agreement (13)
4.6	Form of Warrant issued to certain Management Creditors (13)
4.7	Series I Common Stock Purchase Warrant (9)
4.8	Common Stock Purchase Warrant (15)
5.1*	Opinion of Womble Bond Dickinson (US) LLP
23.1*	Consent of Wipfli LLP
23.2*	Consent of Porter Keadle Moore, LLC
23.3*	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the Signature Page of this Registration Statement)

___________________

*	Filed herewith.

(1)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed June 23, 2008.
(2)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed April 14, 2010.
(3)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed April 28, 2010.
(4)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed August 2, 2013.
(5)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed December 17, 2013.
(6)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed May 14, 2015.
(7)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed June 16, 2016.
(8)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed August 4, 2017.
(9)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed February 26, 2019
(10)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed April 30, 2019
(11)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed January 21, 2020.
(12)	Incorporated by reference from the Amendment No. 2 to registrant’s Registration Statement on Form S-1 (File No. 333-239958) filed August 26, 2020.
(13)	Incorporated by reference from the Amendment No. 3 to registrant’s Registration Statement on Form S-1 (File No. 333-239958) filed September 8, 2020.
(14)	Incorporated by reference from the Amendment No. 4 to registrant’s Registration Statement on Form S-1 (File No. 333-239958) filed September 8, 2020.
(15)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed June 26, 2020.
(16)	Incorporated by reference from the registrant’s Current Report on Form 8-K filed September 25, 2020.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Smyrna, State of Georgia, on January 26, 2021.

GEOVAX LABS, INC.

By: /s/ David A. Dodd
David A. Dodd President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS , that each person whose signature appears below constitutes and appoints David A. Dodd and Mark W. Reynolds and each of them, any of whom may act without the joinder of the other, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature / Name	Title	Date

/s/ David A. Dodd	Director	January 26, 2021
David A. Dodd	President and Chief Executive Officer (Principal Executive Officer)

/s/ Mark W. Reynolds	Chief Financial Officer	January 26, 2021
Mark W. Reynolds	(Principal Financial and Accounting Officer)

/s/ Randal D. Chase	Director	January 26, 2021
Randal D. Chase

/s/ Dean G. Kollintzas	Director	January 26, 2021
Dean G. Kollintzas

/s/ Robert T. McNally	Director	January 26, 2021
Robert T. McNally

/s/ John N. Spencer, Jr.	Director	January 26, 2021
John N. Spencer, Jr.